Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James Carroll, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)           that the quarterly report on Form 10-Q of Biomass Secure Power Inc., for the interim period ended December 31, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)           that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Biomass Secure Power Inc.

Date: December 15, 2010

/s/ James Carroll
James Carroll
President, CEO, Chief Financial Officer, and Director
Principle Executive Officer, Principal Financial Officer and Principal Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Biomass Secure Power Inc. and will be retained by Biomass Secure Power Inc. and furnished to the Securities and Exchange Commission or its staff upon request.